UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
June 6, 2007

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 Mariners Island Blvd, Ste 300 San Mateo, California	94404-1592
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 524 3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On June 6, 2007, upon recommendation of the Compensation Committee, the Board of Directors of Wherify Wireless, Inc. (“Wherify”) granted 93,750 shares of common stock to each of Directors Wade Fenn, Daniel McKelvey, Neil Morris, W. Douglas Hajjar, Timothy Neher and William Scigliano. The grant was made in recognition of the inordinate number of Board meetings that had been attended by the Directors in the previous months.  The Board approved an additional grant of 531,250 restricted shares of common stock to Director W. Douglas Hajjar in recognition of his efforts in closing $7.2 million in financing. The Board further approved an additional one-time cash payment to Director Neil Morris of $30,000 for his efforts as the Board's liaison with Wherify's management team.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHERIFY WIRELESS, INC.

Date: June 12, 2007	By:	/s/ Edna Carter
Name: Edna Carter
Title: Chief Accounting Officer, Controller